Exhibit 10.12

DISTRIBUTION AGREEMENT

This DISTRIBUTION AGREEMENT is entered into as of June 30, 2005 (the "Effective Date") between BIOELECTRONICS CORPORATION, a Maryland corporation with offices at 401 Rosemont Avenue, Frederick, Maryland 21701 (the "Company"), and MaxMed Technologies, Inc , a Delaware Corporation with offices at 9265 Dowdy Drive, Suite 11, San Diego, California 92126 (the "Distributor").

RECITALS

A. The Company has developed a proprietary line of products (collectively, the "Products") designed to deliver traditional pulsed electromagnetic field therapy through microchip embedded dermal patch applications for treatment of a wide range of medical conditions by promoting soft tissue healing on a cost-effective basis.

B. The Company’s initial line of Products is distributed to both medical and consumer retail markets under the ActiPatch™ Therapy trade name in three models differentiated primarily by the size of ActiPatch unit and associated adhesive patches (the "ActiPatch Models").

C. The Distributor manufactures custom foot orthotics products, marketed under the MaxMed s™ brand names, trademarks, copyrights and logos set forth thereon or in connection therewith (the "Distributor Brand Features"), and distributed nationwide to podiatrists.

D. The parties desire to provide for the Distributor’s promotion and sale of Products embedded into its custom othotics, on the terms and conditions of this Agreement.

Accordingly, the parties hereby agree as follows:

AGREEMENT

1. Definitions and Construction.

1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

"ActiPatch Models" has the general meaning set forth in Recital B, with Product and technical specifications set forth in Schedule A for the two ActiPatch Models comprising the initial Covered Products.

"Additional Products" has the meaning set forth in Section 2.2.

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with the Person in question.

"Agreement" means this Distribution Agreement, as amended from time to time.

"Applicable Law" means, with respect to a Party, any legislation, regulation, rule or procedure passed, adopted, implemented or amended by any federal, state, local or foreign governmental or legislative body, or any notice of a decision, finding or action by any federal, state, local or foreign governmental agency, court or other administrative body, in each case to the extent it has become effective, binding on the Party, its assets or operations or applicable to the subject matter or its performance of this Agreement, from and after the date compliance therewith is mandated by the terms thereof.

"Appointment" has the meaning set forth in Section 2.1.

"Company" means BioElectronics Corporation, a [Maryland] corporation, and its successors and permitted assigns.

"Company Brand Features" means (a) the ActiPatch™ Therapy trade name, trademark, copyrights and logos set forth on the ActiPatch Models or in connection therewith and (b) any other trade names, trademarks, copyrights and logos set forth on Additional Products or used in connection therewith.

"Company Support Services" has the meaning set forth in Section 6.

"Contract Year" means (a) the first twelve months of the Term, commencing on the Effective Date, and (b) each successive twelve-month period during the Term.

"Covered Product Improvements" means any enhancements, refinements or other improvements to the Covered Products developed by the Company during the Term, commencing upon their initial availability to the Medical Market.

"Covered Products" means (a) ActiPatch Model 500 described in Schedule A, (b) any Additional Products included in the Appointment pursuant to Section 2.2 and (b) any Covered Product Improvements.

"Distributor" means MaxMed Technologies, Inc., a California corporation, and its successors and permitted assigns.

"Distributor Brand Features" has the meaning set forth in Recital C.

"Effective Date" means the date of this Agreement first set forth above.

"Exclusivity Conditions" means the conditions set forth in Section 2.3 to the continuing exclusivity of the Appointment within the Territory after the first two Contract Years.

"FDA" means the United States Food and Drug Administration.

"Indemnified Party" and "Indemnifying Party" have the respective meanings set forth in Section 9.1.

"Information" has the meaning set forth in Section 8.1.

"Initial Promotional Commitment" has the meaning set forth in Section 3.1.

"Know How" means any and all processes, techniques, methods, compositions, formulae, technical data and other information, whether or not a trade secret.

"Custom Foot Orthotic Market" means (a) licensed podiatrists who sell or could be candidates to sell Products at retail to their patients or clients and (b) hospitals, clinics, physical rehabilitation facilities, nursing homes, home healthcare dealers and other healthcare facilities under the direction or supervision of licensed podiatrists or other health care professionals who sell or could be candidates to sell Products at retail to patients, guests or clients of those facilities.

"Outside Territory" means any jurisdiction outside the Territory where the Covered Products may be sold in the Custom Orthotic Market in accordance with Applicable Law.

"Party" means the Company, the Distributor or their respective successors or permitted assigns.

"Person" means an individual, any form of business enterprise, including a corporation, limited liability company, partnership or limited partnership, and any other juridical entity or its representative, including a trust, trustee, estate, custodian, administrator, personal representative, nominee or any other entity acting on its own behalf or in a representative capacity.

"Products" has the meaning set forth in Recital A.

"Proprietary Rights" means all legal, equitable or moral intellectual property rights or proprietary rights or benefits, including copyrights, patents and patent applications, formulae, processes, moral rights, trademarks, trade names, rights of priority, mask and derivative work rights, Know How and trade secret rights.

"Supplemental Product Wraps" has the general meaning set forth in Section 5.1, with the technical specifications set forth in Schedule B.

"Term" has the meaning set forth in Section 10.1. "Territory" means the United States of America. "Volume Target" has the meaning set forth in Section 2.3.

1.2 Construction. Unless otherwise expressly provided herein, all references to Recitals, Sections or Schedules refer to recitals, sections or schedules to this Agreement. The Schedules are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in the Schedules and not otherwise defined shall have the respective meanings ascribed to them in this Agreement.

2. Appointment of the Distributor

2.1 Sales of Covered Products to the Custom Foot Orthotics Market. Subject to the terms and conditions set forth in this Agreement, the Company hereby appoints the Distributor to act as its exclusive distributor of the Covered Products to the Custom Foot Orthotic Market in the Territory during the Term (the "Appointment"). At the Distributor’s election, the Appointment may also include the non-exclusive right and license to distribute and sell the Covered Products in the Custom Foot Orthotic in the Outside Territory.

2.2 Additional Covered Products. If the Company develops additional Products (other than its ActiPatch Models) for sale to the Custom Foot Orthotic ("Additional Products") at any time during the Term, it will give timely written notice to the Distributor in each instance, describing the Additional Product in reasonable detail, including its regulatory status, and specifying the projected launch date and the offered price per unit to the Distributor. The Distributor shall have a right of first refusal to add the Additional Product to the Appointment as a Covered Product for purchase from the Company at the offered price per unit on the terms and conditions set forth in this Agreement. If the Distributor exercises the foregoing right of first refusal for a particular Additional Product within thirty (30) days after notice from the Company, that Product shall thereafter be added to the Appointment, and Schedule A shall be deemed to be amended accordingly for all purposes of this Agreement. If the Distributor fails to exercise the foregoing right of first refusal for a particular Additional Product within thirty (30) days after notice from the Company or if the Parties are unable to agree on any unresolved terms of the Appointment for that Product within forty-five (45) days thereafter, the Company may implement alternative distribution arrangements for the Product on terms no less favorable to the Company than the terms offered to the Distributor.

2.3 Exclusivity Conditions. The exclusivity of the Appointment within the Territory is (a) conferred for the first two Contract Years for payment of three hundred thousand dollars ($300,00.) in the form of a Note, and in reliance on the Distributor’s undertaking in Section 3.1 for the Promotional Commitment, (b) conditioned for the third Contract Year on the Distributor’s performance of the Promotional Commitment and (c) conditioned for each successive Contract Year on the Distributor’s fulfillment of the volume benchmarks set forth below (each, a "Volume Target") for its purchase of Covered Products from the Company on the terms set forth in Section 4 during the immediately preceding Contract Year.

Appointment Exclusivity for	Volume Target for
Specified Contract Year	Specified Contract Year

3	50 thousand units in the 1st. and 2nd Contract Year
4	75 thousand units in the 3rd Contract Year
5	100 thousand units in the 4th Contract Year

2.4 Remedies for Failure to Meet Exclusivity Conditions. If the Distributor fails to satisfy its Exclusivity Condition for any Contract Year and any failure based on achieving a Volume Target is not caused by the Company’s inability to deliver Covered Products in accordance with Section 4, the Company may elect, in its sole discretion, to either (a) continue the exclusivity of the Appointment within the Territory for a Contract Year, notwithstanding the Distributor’s failure to meet the Volume Target for that Contract Year, if the Distributor commits to make mutually acceptable promotional expenditures under Section 3 for that Contract, (b) implement non-exclusive distribution arrangements with third parties for sales of the Covered Products to the Custom Foot Orthotic in the Territory or (c) terminate this Agreement pursuant to Section 10.3.

2.5 Volume Incentive Compensation. The Company will issue the Distributor 20 incentive compensation warrants for each ActiPatch unit it purchases and pays for over 50,000 units in the first two Contract Years of this Agreement. Each Incentive Warrant will allow its holder to immediately purchase one share of Common Stock for $0.50, subject to adjustment, until three (3) years after the date of issuance. The Warrants will be redeemable by the Company, commencing 60 days from the date of issuance at a price of $.01 per Warrant at any time prior to their exercise or expiration upon 30 days’ prior written notice; provided, however, that (i) the closing sales price for the Common Stock for at least 30 consecutive calendar days ending on the third day prior to the date notice of redemption is given by the Company has been at least $1.00 per share and (ii) a registration statement relating to the shares of Common Stock issuable upon exercise of the Warrants has been declared effective by the Securities

Exchange Commission and is available for the resale of such shares of Common Stock during such 30-day notice period.

3. Promotion of Covered Products

3.1 Promotion of Covered Products. Throughout the Term, the Distributor will use commercially reasonable efforts and commit adequate capital and human resources to promote, advertise and market the Covered Products in the Custom Foot Orthotic throughout the Territory in accordance with this Section 3. The Distributor shall implement a promotional, advertising and marketing budget of not less than thirty thousand dollars ($30,000.) for the performance of its undertakings in this Section 3 during the first Contract Year (the "Initial Promotional Commitment").

3.2 Reports. The Distributor will keep the Company continuously informed of its promotional, advertising and marketing efforts hereunder and will furnish the Company, on a quarterly basis, reasonably detailed reports of its current initiatives and quarterly expenditures for the performance of its undertakings in Section 3.1. The report for the fourth quarter of the first Contract Year shall include a certification relating to the Distributor’s satisfaction of the Initial Promotional Commitment.

3.3 Use of Company’s Brand Features. At all times during the Term, the Distributor will promote and market the Covered Products under one or more of the Distributor Brand Features and the Company’s Brand name.

3.4 Promotional Materials. As promptly as practicable after the Effective Date, the Distributor will produce a new brochure featuring the Covered Products in form and substance reasonably acceptable to the Company. Throughout the Term, the Company will provide the Distributor with a current version of its current brochures for Covered Products and any advertising and other promotional materials the Company may in its sole discretion develop for Covered Products. No medical claims for a Covered Product or its underlying technology included in brochures, advertising and other promotional materials developed or used by the Distributor shall be inconsistent with those included in the Company’s promotional materials for that Covered Product.

3.5 Participation at Conventions. During the Term, the Distributor will (a) send qualified representatives to promote the Covered Products at all the major conventions held in the Territory for all sectors of the Custom Foot Orthotics Market and (b) cause the Covered Products to be displayed at those conventions where product displays are permitted.

3.6 Testing and Endorsements. At the Company’s request, the Distributor will provide commercially reasonable assistance to the Company in (a) testing and qualifying Covered Products for new applications or indicated treatments germane to the Custom Foot Orthotics Market, (b) testing and qualifying any Covered Product Improvements for existing or new applications or indicated treatments germane to the Custom Foot Orthotics Market and (c) obtaining the endorsement of Covered Products by prominent members of the Custom Foot Orthotics Market.

4. Purchase of Covered Products

4.1 Orders. The Distributor will submit its orders for Covered Products in writing to the Company, whether by U.S. mail, facsimile, electronic communications or as otherwise mutually agreed. Only orders accepted and confirmed in writing by the Company will be deemed valid and binding on the Parties. Upon execution of the Agreement, the Distributor will submit an initial order for 1,000 units.

Within ten (10) days after the Effective Date, the Distributor will submit an Initial Purchase Commitment order for three thousand (3,000) units of the Covered Products, with the payment and delivery terms set forth in Section 4.2 and Section 4.3, respectively.

4.2 Payment. The Distributor shall pay the Company for each unit of the Covered Products ordered hereunder at its "Unit Price to Distributor" listed in Schedule A. Orders accepted and confirmed in writing by the Company shall be due and payable by Distributor on net 30 day terms, FOB factory, except for the initial order pursuant to Section 4.1, which shall be payable to the Company twenty percent (20%) as a non-refundable deposit upon execution of this Agreement, which shall be equally allocated and deducted from the payments foe the Initial Purchase Commitment. The Distributor will make payments to the Company under this Agreement in U.S. dollars by wire transfer to an account designated in writing by the Company. Any overdue payments hereunder shall bear interest from the due date at 1.5% per month.

4.3 Delivery. The Company shall use commercially reasonable efforts to ensure timely bulk shipments of Covered Products in accordance with the delivery terms of orders for Covered Products accepted and confirmed in writing by the Company hereunder. The units covered by the Initial Purchase Commitment shall be delivered 1,000 immediately and the remaining 2,000 delivered by December 31, 2005.

4.4 Non-Competition. The Distributor shall not, directly or indirectly through any vehicle or means, promote or sell any products or lines of products during the Term that are similar to the Covered Products in form or operation or that otherwise compete with the Covered Products.* We should state that they cannot add additional products as opposed to" promote or sell"

4.5 Reports. The Distributor will keep the Company continuously informed of its sales and marketing efforts and will furnish the Company, on a quarterly basis, reasonably detailed market analyses and reports concerning its sales strategy, sales forecasts, inventory, sales volumes and other pertinent facts relating to its sales of the Covered Products.

5. Packaging and Processing of Covered Products

5.1 Processing of ActiPatch Units. The Distributor will repackage and label each unit of the ActiPatch Models distributed hereunder to (a) insert the unit into? a neoprene or similar wrap (in lieu of the adhesive patch used for the Medical Market) in accordance with the specifications set forth in Schedule B ("Supplemental Product Wraps") and (b) repackage the combined unit and Supplemental Product Wrap in a container to be manufactured by or for the account of the Distributor, together with an instruction insert to be printed by the Distributor in a format supplied by the Company.

5.2 Product Labeling. Covered Products shipped to customers by or for the account of the Distributor hereunder shall be labeled by the Distributor in accordance with the Distributor Brand Features and shall include (a) serial numbers based on the Distributor’s tracking protocols. (b) appropriate acknowledgement of Product manufacture by the Company, in a format reasonably acceptable to the Company incorporating the Company Brand Features, and (c) all other labeling content or features required for compliance with Applicable Law in a particular jurisdiction.

5.3 Recordkeeping. The Distributor will maintain, throughout the Term and for not less than six years thereafter, complete and accurate books of account and records (including documents supporting entries in the books of account) of all transactions relating to its sales of Covered Products. In the event the Company notifies the Distributor of a recall of any Covered Products, the Distributor will make those records available to the Company and otherwise cooperate with and assist the Company in effecting the recall at the Company’s expense. We need to establish a lot number tracking system that we should provide to MaxMed with each delivery. They in turn need to maintain a tracking system for the distribution of each lot for the purpose of recall.

5.4 Access to Records. The Company and its duly authorized representatives shall have the right, from time to time upon reasonable notice and at reasonable times during the Term and for six years thereafter, to examine the Distributor’s books of account, records and all other documents and materials in its possession or under its control with respect to the subject matter hereof and transactions hereunder, with free and full access thereto and the right to make copies thereof.

5.5 Company Brand Features and Proprietary Rights. The Distributor will not at any time or in any manner (a) use the Company Brand Features in any advertising, labeling, packaging or printed matter of any kind without the Company’s prior written consent, (b) take any other action adversely affecting the Company’s Proprietary Rights in the Products, the Company Brand Features or any registration thereof or which, directly or indirectly, reduces the value of the Company Brand Features or detracts from the Company’s reputation, (c) take any action in connection with the promotion and distribution of Covered Products otherwise than in compliance with Applicable Law or (d) register or apply to register any Company Brand Features or any trademark or logo similar thereto anywhere in the world. If the Distributor learns of any infringement or replication of the Company Brand Features, it will promptly notify the Company thereof and cooperate with the Company in all respects to remedy the infringement.

6. Company Support Services. Subject to timely payment for orders under Section 4.2 and to reasonable notice and scheduling considerations, the Company will perform the support obligations specified in this Section 6 ("Company Support Services"), at no additional cost to the Distributor, throughout the Term. Other than the Company Support Services, the Company shall have no obligation to provide any support services to the Distributor or its customers without payment of mutually acceptable fees or expense reimbursement.

6.1 Training. The Company will use reasonable commercial efforts to make its technical personnel available, through telephonic conferencing facilities, to provide training and product education for the Covered Products to members of the Distributor’s marketing and sales staff on all aspects of the use and operation of the Covered Products.

6.2 Customer Support. The Company will maintain a dedicated toll-free number to provide telephonic responses to technical and medical questions from the Distributor’s customers on the operation and treatment indications of the Covered Products.

6.3 Covered Product Improvements If the Company develops Covered Product Improvements, they will be integrated into the Covered Products shipped to the Distributor hereunder, commencing upon their initial availability to the Medical Market.

6.4 Product Tests and Trials. The Company shall use commercially reasonable efforts to secure FDA approval of indications for additional treatments by Covered Products. All results from Product tests and trials conducted by or for the account of the Company shall be promptly provided to the Distributor.

7. Representations and Warranties

7.1 Representations and Warranties of the Company. The Company represents and warrants to the Distributor that (a) this Agreement has been duly authorized by all requisite corporate action on its behalf and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, (b) its execution and performance of this Agreement will not violate any

Applicable Law or any contract under which it is bound and (c) it owns or has valid licenses to all Proprietary Rights relating to the Covered Products and has the right to grant the distributorship and license rights provided herein without infringing any Proprietary Rights of third parties.

7.2 Representations and Warranties of the Distributor. The Distributor represents and warrants to the Company that (a) this Agreement has been duly authorized by all requisite corporate action on its behalf and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, (b) its execution and performance of this Agreement will not violate any Applicable Law or any contract under which it is bound, (c) it owns or has valid licenses to all Proprietary Rights relating to the Private Label and has the right to implement and execute the distributorship and license rights provided herein without infringing any Proprietary Rights of third parties and (d) it has the infrastructure and other resources necessary to perform its obligations hereunder.

8. Confidentiality

8.1 Confidentiality Undertaking. Each Party acknowledge that its performance of this Agreement will entail the receipt of confidential information of the other Party, including technical specifications for the Products and information about business methods, prospects, costs, markets, pricing policies, operational methods, concepts, technical processes, applications and other trade secrets, as well as other business affairs and methods not generally available to the public (collectively, "Information"). Each Party agrees that, subject to the exceptions set forth below, during the term of this Agreement and for five years thereafter, it will (a) keep all Information of the other Party strictly confidential, (b) not disclose any Information of the other Party, without its consent, to any of its employees or agents or any of its Affiliates’ employees or agents, other than those who have a need to know and are subject to confidentiality obligations substantially similar to those provided herein, (d) not use any Information of the other Party, except as provided herein, for its own use or benefit or the use or benefit of any Affiliate, (e) take all reasonable steps necessary to prevent any breach of the foregoing obligations by any of its employees or agents or any of its Affiliates’ employees or agents who receive or have access to Information of the other Party and (f) not modify, reverse engineer, decompile, create other works from or disassemble any software programs or firmware contained in the Information of the other Party.

8.2 Exceptions. For purposes of this Section 8, Information will not include information that (a) is in the public domain at the time of disclosure to a Party, (b) becomes part of the public domain after disclosure to a Party through no fault, act or failure to act, error or breach of this Section 8 by the recipient or (c) is required by order, statute or regulation of any government authority to be disclosed to any court or other body, provided that the recipient shall notify the disclosing Party thereof to afford it the opportunity to obtain a protective order or other relief.

8.3 Remedies for Breach. Each Party acknowledges that damages at law will be an insufficient remedy in the event that it violates the terms of this Section 8 and that the other Party may apply for and obtain immediate injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of its undertakings and covenants contained herein.

9. Indemnification

9.1 For Breach. Each Party (an "Indemnifying Party") shall indemnify and hold harmless the other Party and its officers, directors, shareholders and employees (collectively, the "Indemnified Party") from and against any and all judgments, penalties, fines and amounts paid in settlement, including any interest assessments or other charges payable in connection therewith, and all reasonable expenses, including attorneys’ fees, retainers and disbursements, court costs, experts’ fees and travel expenses, incurred by the Indemnified Party in connection with any threatened, pending or completed action, claim, suit, investigation, hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal therein or any inquiry or investigation that could lead thereto, to which the Indemnified Party is, was or at any time becomes a party, arising from the breach by the Indemnifying Party of its representations and warranties under Section 7 or its obligations under Section 8.

9.2 For Product Defects. (a) The Company shall indemnify and hold the Distributor harmless from and against any liabilities, claims, causes of action, suits, damages and expenses (including reasonable attorneys’ fees) arising out of alleged inherent defects in any of the Covered Products existing at the time they are sold by the Company to the Distributor.

(b) The Distributor shall indemnify and hold the Company harmless from and against any liabilities, claims, causes of action, suits, damages and expenses (including reasonable attorneys’ fees) arising out of alleged inherent defects in any of the Supplemental Product Wraps or product packaging?.

9.3 Defense of Claims. The Indemnifying Party under this Section 9, at its sole cost and expense and with counsel reasonably acceptable to the Indemnified Party, will take reasonable and appropriate action to defend any suit, action, claim or proceeding subject to its indemnification obligation hereunder. An Indemnifying Party will not defend any claim, action, suit or proceeding in any way that would adversely affect or be in derogation of any rights of the Indemnified Party, including its Proprietary Rights.

9.4 Assumption of Defense. In the event that an Indemnified Party reasonably determines that the Indemnifying Party has not taken appropriate steps to defend its interests in any suit, action, claim or proceeding giving rise to its indemnification rights under this Section 9, the Indemnified Party shall have the right, at the sole cost and expense of the Indemnifying Party, to assume the defense thereof with counsel of its own choosing, provided that the Indemnifying Party shall not be responsible under any circumstances for the costs of one counsel for all Indemnified Parties.

9.5 Settlement of Claims. No settlement or discharge of any action, suit, claim or proceeding shall be made by an Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed if the settlement or discharge includes a general release by all adverse parties in favor of the Indemnified Party.

10. Term and Termination

10.1 Term. The Term shall commence on the Effective Date and continue for five years, subject to earlier termination pursuant to Section 10.2 or Section 10.3.

10.2 Termination for Breach. Either Party may terminate this Agreement upon notice that the other Party has committed a material breach of one or more of its material obligations hereunder and has failed to cure the breach within 30 days of written notice by the non-breaching Party, specifying the nature of the breach in reasonable detail.

10.3 Termination for Failure to Meet Exclusivity Condition. The Company may terminate this Agreement pursuant to Section 2.4 within ninety (90) days after the end of any Contract Year upon notice that the Distributor has failed to satisfy its Exclusivity Condition for that Contract Year.

10.4 Effect of Termination. The obligations of the Parties under Sections 4, 5, 8 and 9 shall survive the expiration or termination of this Agreement.

11. Limitation of Liability. Any liability arising under this Agreement, under any cause of action or theory of liability, shall be limited to direct, objectively measurable damages, which shall not exceed, under Section 9 or otherwise, for any single matter, claim or proceeding, the greater of $100,000 or the aggregate amount of payments made by the Distributor hereunder during the twelve months preceding the commencement of the matter, claim or proceeding. No Party shall have any liability to any other Party or any third party for any indirect, special, consequential or speculative damages, including lost profits, lost data, loss of opportunity, loss of use or costs of procuring substitute goods or services, business interruptions and loss of profits, irrespective of any advance notice of the possibility thereof. These limitations shall apply notwithstanding the failure of the essential purpose of any limited remedy.

12. Publicity. Except as provided herein, neither Party will use the name of the other Party in any press release or other public announcement about the subject matter of this Agreement without the other Party’s consent, which shall not be unreasonably withheld or delayed.

13. Independent Contractors; Expenses. Each Party will act as an independent contractor hereunder, with sole responsibility for its own operations, personnel and operating expenses, and nothing contained in this Agreement will be construed to create a partnership or joint venture between the Parties. Except as otherwise provided herein, each Party shall bear its own expenses incurred in its performance of this Agreement.

14. Assignability. This Agreement and a Party’s rights and obligations hereunder may not be assigned or transferred for any reason without the written consent of the other Party, which shall not be unreasonably withheld or delayed if the proposed assignee provides the other Party with (a) representations and warranties to the effect set forth in Section 7.1, if the Company is the proposed assignor, or in Section 7.2, if the Distributor is the proposed assignor, and (b) an assumption of the proposed assignor’s obligations under this Agreement, in form and substance reasonably satisfactory to the other Party.

15. Waiver of Provisions. The waiver of compliance at any time with any of the provisions, terms or conditions contained in this Agreement will shall not be considered a waiver of the provision, term or condition itself or of any of the other provisions, terms or conditions hereof. Any waiver hereunder must be express and in writing by the Party agreeing to waive any right hereunder.

16. Captions. The headings and captions in this Agreement and the Schedules are for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision hereof.

17. Integration. This Agreement, including the Schedules, contains the entire agreement of the Parties with respect to the subject matter hereof.

18. Amendment. This Agreement may not be amended or modified except by a written instrument signed by both Parties.

19. Governing Law. This Agreement and the rights and obligations of the Parties shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict of laws rules of that State or other principle that might refer the governance or construction of this Agreement to the laws of another jurisdiction.

20. Binding Effect. The terms, conditions and provisions of this Agreement and all obligations of the Parties shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns.

21. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provision hereof, and the remainder of this Agreement shall be construed as if the invalid or unenforceable provision were omitted.

22. Notices. Except as otherwise provided in Section 4 1, all demands, notices, and communications provided for in this Agreement shall be in writing and shall be either personally delivered, mailed by registered or certified mail (return receipt requested) or sent by reputable overnight courier service (delivery charges prepaid) to the applicable address specified below, or at any new address that the recipient Party has specified by prior written notice to the sending Party. Any notice complying with these requirements shall be deemed to have been given when delivered personally, on the third business day after deposit postage pre-paid in the U.S. mail, or on the business day after deposit with a reputable overnight courier, as the case may be.

If to the Distributor:

MaxMed Technologies, Inc.
9265 Dowdy Drive, Suite 11,
San Diego, California 92126

Attention: Thomas Pichler, President

If to the Company:

BioElectronics Corporation
5540 Hidden Waters Lane
Frederick, MD 21703

Attention: Andrew W. Whelan, President

23. Counterparts. This Agreement may be executed in any number of separate counterparts that together will constitute but one and the same Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

BIOELECTRONICS CORPORATION

By: /s/ Andrew J. Whelan
Andrew J. Whelan, President

MAXMED, INC.

By: /s/ Thomas Pichler
Thomas Pichler, President

Schedule A

COVERED PRODUCTS

Covered Product Specifications and Unit Prices

	Size of	Effective	Unit Price
Model	Patch Unit	Therapeutic Area	to Distributor

ActiPatch 500FS	8 cm x 2.5 cm	28 square cm.	$25.00

Single Order Volume
Discount	Discount
5,000 - 7,499 units	5%
7,500 - 9,999	8%
10,000 & over	12%

Covered Product Technical Specifications

Power supply........................................................3.0 volts DC
Nominal carrier frequency...................................27.1 MHz
Pulse frequency....................................................1,000 per second
Pulse duration.......................................................100 microseconds
Peak(1) spatial power density................................75 microwatts/cm2
Maximum internal voltage...................................5 volts

_________________________

(1) Peak spatial power density is the RF power per unit area, measured during each pulse of the carrier frequency.

Approved Indications for Covered Products

As of the Effective Date, ActiPatch Therapy is indicated by the FDA for treatment of edema following blepharoplasty.

PROMISSORY NOTE AGREEMENT

$300,000	San Diego, California
June 14, 2005

AGREEMENT made as of the __th Day of June 2005 by and between MaxMed Technologies, Inc ("Borrower"), a Delaware corporation, with offices at 9265 Dowdy Drive, Suite 11, San Diego, California 92126 and BioElectronics Corporation, a Maryland corporation , having an office at 401 Rosemont Avenue, Frederick, Maryland 21701 , ("Lender" or "Holder").

WITNESSETH

WHEREAS, Borrower desires to borrow three hundred thousand dollars ($300,000.) from the Lender; and

WHEREAS, Lender is willing provide a $300,000 loan upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto, in exchange for the mutual covenants herein contained and intending to be legally bound hereby agree as follows:

RECITAL

MaxMed Technologies, Inc ("Borrower"), for value received, hereby promises to pay to the order of BioElectronics Corporation , ("Holder"), the principal amount of three hundred thousand dollars ($300,000) dollars, in installments, as hereinafter defined, on or before July 1, 2007, provide security collateral of ____________ shares of common stock of MaxMed Technologies, Inc., and to pay interest from the date hereof on the unpaid principal amount hereof at the rate set forth below, all on the terms and conditions set forth herein. Payment for all amounts due hereunder shall be made in lawful money of the United States of America to Holder.

TERMS OF NOTE

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder and Borrower hereof, by the acceptance of this Note, agree:

1. Definitions. As used in this Note, the term "Holder or "Lender" shall mean BioElectronics Corporation or any subsequent holder of this Note.

2. Interest. Interest shall accrue from the date hereof until all outstanding principal and interest on this Note shall have been paid in full at the rate of nine percent (9%) per annum on the unpaid principal balance hereof and shall be payable on the Due Date.

3. Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an "Event of Default"):

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(i) Default in payment of principal or interest under this Note when due;

(ii) A material default by the Borrower in any obligation, or breach by the Borrower of any representation, warranty, covenant or agreement, herein or in other documents signed by the Borrower in connection with the issuance of this Note, which is not cured or cannot be cured by the Borrower within ten (10) days after the Holder has given the Borrower written notice of such default;

(iii) The institution by the Borrower of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official for all or any substantial part of its property, or the taking of any action by the Borrower in furtherance of any such action;

(iv) If, within sixty (60) days after the commencement of an action against the Borrower seeking any bankruptcy, insolvency, reorganization, liquidation or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Borrower or all orders or proceedings there under affecting the property of the Borrower stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Borrower of any trustee or receiver for all or any substantial part of its property such appointment shall not have been vacated;

Upon the occurrence of an Event of Default specified in clauses (iii) or (iv) above, the principal amount of this Note, all interest thereon and all other amounts payable hereunder shall thereupon and concurrently therewith become due and payable and interest upon the principal shall accrue at the rate of 15% per annum, all without any action by the Holder of this Note, and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything in this Note to the contrary notwithstanding.

4. Prepayment. The Borrower agrees to prepay or reduce the principal sum due on this Note by paying an additional six dollars ($6.00) for each ActiPatch™ Therapy unit purchased from BioElectronics Corporation prior to the Due Date until the principal sum, plus accrued interest is paid in full. The Borrower may also at any time prepay in whole or part the principal sum, plus accrued interest on the amount so prepaid to date of payment of this Note, without penalty or premium.

5. Security. Payment of this Note is secured by a security interest in ________________ shares of common stock of MaxMed Technologies, Inc, which the Borrower asserts has a current fair market value in excess three hundred thousand dollars ($300,000.). Upon default in payment, or performance of any obligation, or intentional act to dilute the value of the collateral, for which this security interest is granted, or breach of any provision of this agreement, then in such instance BioElectronics Corporation may declare all obligations immediately due and payable and shall have all remedies of a secured party under the Uniform Commercial Code.

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6. Representations. The Borrower represents and warrants to the Holder that: (i) each of this Note and the Security Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms; (ii) the execution and delivery by the Borrower of this Note and the Security Agreement and the performance by the Borrower of the transactions contemplated hereby and thereby do not and will not conflict with, or result in a breach of, or constitute a default under the Certificate of Incorporation of by-laws of the Borrower or any agreement to which the Borrower is a party or to which the Borrower or its assets may be bound or affected; (iii) the Borrower is not now, nor has been at any time, in default of any Agreement with any lender or any creditor, nor has there been a claim against the Borrower, or threat or notice of claim from any creditor or shareholder; and(iiii) the Borrower currently has, ___________ shares of common stock outstanding, and _____________ fully diluted shares of common stock.

7. Waiver of Presentation, Demand, Etc. All parties now or hereafter liable with respect to this Note, whether the Borrower, Guarantor, endorser or any other person hereby expressly waive presentment, demand of payment, protest, notice for demand of payment, protest and notice of non-payment, or any other notice of any kind with respect thereto. No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder or under the Security Agreement or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by the Holder or of any right or remedy hereunder or there under shall preclude or estop another or further exercise or any other right or remedy.

8 Defenses, Set-Offs, Counterclaims. Borrower hereby agrees not to raise or interpose any defense, set-off or counterclaim of any kind or nature whatsoever which it may have against the Holder in any action brought upon this Note, and Borrower acknowledges that it has no defense of any kind or nature to the enforcement of this Note, or to the binding nature of the obligations represented hereby or thereby.

9. Amendments. No amendment, modification, alteration or change of any of the provisions of this Note shall be effective unless in writing signed by the Borrower and the Holder and only to the extent therein set forth.

10. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York excluding the body of law relating to conflict laws. Borrower hereby consents to the exclusive jurisdiction of the state and federal courts located in New York City, New York in connection with any lawsuit, claim or other proceeding relating to this Note or the transactions contemplated hereby or thereby.

11. Consent to Service and Waiver of Jury Trial. The Borrower hereby consents to service of any notice, process, motion or other document in connection with any lawsuit or other proceeding arising out of or relating to this Note or the Security Agreement by registered mail, return receipt requested, to the address set forth below or such other address as the Borrower shall provide Holder in writing and the Borrower hereby waives any right to trial by jury in any such lawsuit or proceeding.

12. Severability. In the event that any term or provision of this Note shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by any authority having jurisdiction, such determination shall not impair or otherwise affect the validity, legality or enforceability of the remaining terms and provisions of this Note, which shall be enforced as if the unenforceable term or provision were deleted.

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IN WITNESS WHEREOF, the undersigned has caused this Note to be issued this ____th day of June 2005.

MaxMed Technologies, Inc. ("Borrower")
9265 Dowdy Drive, Suite 11
San Diego, California 92126

By:________________________
Thomas Pichler, President

BioElectronics Corporation, ("Holder")
410 Rosemont Avenue
Frederick, Maryland 21701

By:________________________
Andrew J. Whelan, President

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